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                                                                     EXHIBIT 3.7


                            CERTIFICATE OF FORMATION

                                       OF

                      HORNBECK-LEEVAC MARINE OPERATORS, LLC



         The undersigned natural person of the age of eighteen (18) years or more, acting as organizer of HORNBECK-LEEVAC Marine Operators, LLC, a Delaware limited liability company (the "COMPANY"), under the Delaware Limited Liability Company Act (the "ACT"), does hereby adopt the following Certificate of Formation for the Company.

                                   ARTICLE I

         The name of the Company is HORNBECK-LEEVAC Marine Operators, LLC.

                                   ARTICLE II

         The period of duration for the Company is perpetual.

                                  ARTICLE III

         The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IV

         The management of the Limited Liability Company is hereby reserved to its managers (the "MANAGERS"). The names and addresses of the initial Managers are as follows:

                  Name                                        Address
                  ----                                        -------

                  Christian G. Vaccari                        414 North Causeway Blvd.
                                                              Mandeville, Louisiana  70448

                  Todd M. Hornbeck                            414 North Causeway Blvd.
                                                              Mandeville, Louisiana  70448

                                   ARTICLE V

         The initial limited liability company agreement (the "LLC AGREEMENT") will be adopted by the Members.

                                   ARTICLE VI

         The membership interests of the Company will be subject to restrictions on their transferability as set out in the LLC Agreement of the Company, which LLC Agreement will be


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kept with the records of the Company. The Company will provide a copy of the LLC
Agreement without charge to any record holder of a membership interest upon written request addressed to the Company at its principal business office or its registered agent's address.

                                  ARTICLE VII

         This Certificate of Formation may be amended, modified, supplemented or restated in any manner permitted by applicable law and as provided in the LLC Agreement.

                                  ARTICLE VIII

         The name and address of the organizer is James O. Harp, Jr., 414 North Causeway Blvd., Mandeville, Louisiana 70448.




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         IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of
December, 2001.

                                        /s/ JAMES O. HARP, JR.
                                        ---------------------------------------
                                        James O. Harp, Jr.


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